Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" and "Senior Securities" in the Prospectus and "Independent Registered Public Accounting Firm and Legal Counsel" in the Statement of Additional Information, and to the use of our report dated May 27, 2020 in the Statement of Additional Information, included in the Registration Statement (Form N-2 No. 333-232006; 811-22859) and related Prospectus of A&Q Masters Fund.

Ernst & Young LLP

New York, New York

July 31, 2020